SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549



                             FORM 8-K


      Current Report Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): June 6, 1996


                   INDEPENDENT BANK CORPORATION
      (Exact Name of Registrant as Specified in its Charter)

                             MICHIGAN
          (State or Other Jurisdiction of Incorporation)


            0-7818                                 38-2032782
(Commission File Number)              (I.R.S. Employer Identification No.)


  230 West Main Street, P.O. Box 491, Ionia, Michigan      48846
   (Address of Principal Executive Offices)              (Zip Code)


                          (616) 527-9450
       (Registrant's Telephone Number, Including Area Code)


                          Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

     Effective June 10, 1996, the Registrant acquired North Bank, a Michigan banking corporation of Hale, Michigan. The acquisition of North Bank was effected pursuant to a plan of reorganization in which a wholly owned subsidiary of Independent Bank Corporation was merged with and into North Bank Corporation, the sole shareholder of North Bank. The aggregate consideration paid to the shareholders of North Bank Corporation consisted of $15.8 million, paid in cash. Funding of the purchase price was obtained through the modification and extension of the credit facility between Registrant and The Northern Trust Company.

     The terms of the acquisition and the establishment of the purchase price were arrived at as a result of arm's length negotiations between management of the Registrant and management of North Bank Corporation. There are no material relationships between the Registrant and North Bank Corporation, or any of their respective affiliates, directors, officers or associates of any such directors or officers.

     The Registrant intends to continue the operations of North Bank through is existing main office and branch facilities, with the expectation that North Bank will be consolidated with another wholly owned bank subsidiary of Registrant, Independent Bank, a Michigan banking corporation of Ionia, Michigan.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired

          At the time of this report, it is not practicable to provide the required financial statements for North Bank Corporation, the business acquired. Such statements will be filed as an amendment to this Form 8-K Report, as soon as practicable and not later than August 9, 1996.

     (b)  Pro Forma Financial Information

          At the time of this report, it is not practicable to provide the required pro forma financial information for the transaction that is the subject of this Report. Such information will be filed as an amendment to this Form 8-K Report as soon as practicable and not later than August 9, 1996.

     (c)  Exhibits

          2.1 Agreement and Plan of Reorganization among Independent Bank Corporation, IBC Interim Co., and North Bank Corporation, dated February 2, 1996.

            * 4.1   Amended and Restated Loan Agreement between The Northern
     Trust Company, an Illinois banking corporation, and Independent Bank Corporation, dated June 6, 1996.
____________________

*To be filed by Amendment


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              INDEPENDENT BANK CORPORATION



Date: June 12, 1996           /s/ William R. Kohls
                              William R. Kohls, Executive Vice President
                              and Chief Financial Officer (Principal
                              Financial Officer)

               AGREEMENT AND PLAN OF REORGANIZATION

                              among

                  INDEPENDENT BANK CORPORATION,

                         IBC INTERIM CO.,

                               and

                      NORTH BANK CORPORATION




                         February 2, 1996



                           EXHIBIT 2.1

                        TABLE OF CONTENTS
                                                             Page

ARTICLE I - THE MERGER . . . . . . . . . . . . . . . . . . . . .1
     1.1  Adoption of Agreement. . . . . . . . . . . . . . . . .1
     1.2  Effective Date of Merger . . . . . . . . . . . . . . .1
     1.3  Merger of NEWCO into NBC . . . . . . . . . . . . . . .2
     1.4  Name . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.5  Articles of Incorporation. . . . . . . . . . . . . . .2
     1.6  Bylaws . . . . . . . . . . . . . . . . . . . . . . . .2
     1.7  Directors. . . . . . . . . . . . . . . . . . . . . . .2
     1.8  Officers . . . . . . . . . . . . . . . . . . . . . . .2
     1.9  Manner and Basis of Converting Shares. . . . . . . . .2
     1.10 Cessation of Shareholder Status. . . . . . . . . . . .4
     1.11 Surrender of Old Certificates and Old Options. . . . .4

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF IBC . . . . . . .5
     2.1  Organization and Good Standing . . . . . . . . . . . .5
     2.2  Capitalization . . . . . . . . . . . . . . . . . . . .5
     2.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . .5
     2.4  Authorizations . . . . . . . . . . . . . . . . . . . .5
     2.5  Financial Statements . . . . . . . . . . . . . . . . .6
     2.6  Absence of Undisclosed Liabilities . . . . . . . . . .6
     2.7  Loan Guarantees and Loss Reserves. . . . . . . . . . .6
     2.8  Litigation . . . . . . . . . . . . . . . . . . . . . .6
     2.9  Complete Information . . . . . . . . . . . . . . . . .6
     2.10 Governmental Regulation. . . . . . . . . . . . . . . .7
     2.11 Taxes. . . . . . . . . . . . . . . . . . . . . . . . .7
     2.12 Payment of Consideration . . . . . . . . . . . . . . .7
     2.13 "Material" Defined . . . . . . . . . . . . . . . . . .7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF NBC. . . . . . .7
     3.1  Organization and Good Standing . . . . . . . . . . . .7
     3.2  Capitalization . . . . . . . . . . . . . . . . . . . .8
     3.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . .8
     3.4  Authorizations . . . . . . . . . . . . . . . . . . . .8
     3.5  Financial Statements . . . . . . . . . . . . . . . . .9
     3.6  Absence of Undisclosed Liabilities . . . . . . . . . .9
     3.7  Loan Guarantees and Loss Reserves. . . . . . . . . . .9
     3.8  Litigation . . . . . . . . . . . . . . . . . . . . . .9
     3.9  Conduct. . . . . . . . . . . . . . . . . . . . . . . 10

     3.10 Brokerage Fees . . . . . . . . . . . . . . . . . . . 10
     3.11 Complete Information . . . . . . . . . . . . . . . . 11
     3.12 Title to Properties. . . . . . . . . . . . . . . . . 11
     3.13 Governmental Regulation. . . . . . . . . . . . . . . 11
     3.14 Taxes. . . . . . . . . . . . . . . . . . . . . . . . 11
     3.15 Employee Benefit Plans and Other Employee Matters. . 12
     3.16 Environmental Liability. . . . . . . . . . . . . . . 12
     3.17 Absence of Material Adverse Change . . . . . . . . . 13
     3.18 Leases . . . . . . . . . . . . . . . . . . . . . . . 13
     3.19 Contracts. . . . . . . . . . . . . . . . . . . . . . 13
     3.20 Duties as Fiduciary. . . . . . . . . . . . . . . . . 14
     3.21 Insurance. . . . . . . . . . . . . . . . . . . . . . 14
     3.22 Books and Records. . . . . . . . . . . . . . . . . . 14
     3.23 Stock Transactions . . . . . . . . . . . . . . . . . 14
     3.24 Disclosure of Deeds, Leases, Agreements, Etc.. . . . 14
     3.25 Shareholders of NBC. . . . . . . . . . . . . . . . . 15
     3.26 "Material" Defined . . . . . . . . . . . . . . . . . 16
     3.27 Definition of "Knowledge." . . . . . . . . . . . . . 16

ARTICLE IV - CERTAIN COVENANTS OF THE PARTIES. . . . . . . . . 16
     4.1  Investigation. . . . . . . . . . . . . . . . . . . . 16
     4.2  Conduct of Business Pending the Effective Date
          of Merger. . . . . . . . . . . . . . . . . . . . . . 16
     4.3  Shareholder Approval . . . . . . . . . . . . . . . . 19

ARTICLE V - GOVERNMENTAL FILINGS AND OTHER AGREEMENTS. . . . . 19
     5.1  Filings and Appeals. . . . . . . . . . . . . . . . . 19
     5.2  Press Releases . . . . . . . . . . . . . . . . . . . 19
     5.3  Miscellaneous Agreements and Consents. . . . . . . . 19
     5.4  Exchange of Financial Information. . . . . . . . . . 19

ARTICLE VI - CONDITIONS PRECEDENT TO IBC'S OBLIGATIONS . . . . 20
     6.1  Renewal of Representations and Warranties. . . . . . 20
     6.2  Opinion of Legal Counsel . . . . . . . . . . . . . . 20
     6.3  Required Approvals . . . . . . . . . . . . . . . . . 22
     6.4  Order, Decree, Etc.. . . . . . . . . . . . . . . . . 22
     6.5  Adequacy of Bank's Allowance for Loan Losses and Other
          Required Accruals. . . . . . . . . . . . . . . . . . 22
     6.6  December 31, 1995, Financial Statement of NBC. . . . 22
     6.7  Shareholder Rights Agreement . . . . . . . . . . . . 22
     6.8  MESC Form 1027 . . . . . . . . . . . . . . . . . . . 22
     6.9  Legal Proceedings. . . . . . . . . . . . . . . . . . 22
     6.10 NBC Disclosure Statement . . . . . . . . . . . . . . 22

ARTICLE VII - CONDITIONS PRECEDENT TO NBC'S OBLIGATIONS. . . . 23
     7.1  Renewal of Representations and Warranties. . . . . . 23
     7.2  Required Approvals . . . . . . . . . . . . . . . . . 23
     7.3  Order, Decree, Etc.. . . . . . . . . . . . . . . . . 23
     7.4  Legal Proceedings. . . . . . . . . . . . . . . . . . 23
     7.5  Fairness Opinion . . . . . . . . . . . . . . . . . . 23

ARTICLE VIII - ABANDONMENT OF MERGER . . . . . . . . . . . . . 24
     8.1  Mutual Consent . . . . . . . . . . . . . . . . . . . 24
     8.2  Effective Date of Merger . . . . . . . . . . . . . . 24
     8.3  Adverse Changes. . . . . . . . . . . . . . . . . . . 24
     8.4  Litigation . . . . . . . . . . . . . . . . . . . . . 24
     8.5  Misrepresentations . . . . . . . . . . . . . . . . . 24
     8.6  Breach of Covenants. . . . . . . . . . . . . . . . . 24
     8.7  Shareholder Approval . . . . . . . . . . . . . . . . 24

ARTICLE IX - EXPENSES. . . . . . . . . . . . . . . . . . . . . 25
     9.1  IBC Expenses . . . . . . . . . . . . . . . . . . . . 25
     9.2  NBC Expenses . . . . . . . . . . . . . . . . . . . . 25
     9.3  Obligations Upon Breach. . . . . . . . . . . . . . . 25

ARTICLE X - AMENDMENT AND WAIVER . . . . . . . . . . . . . . . 25
     10.1 Amendment. . . . . . . . . . . . . . . . . . . . . . 25
     10.2 Waiver . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE XI - GENERAL . . . . . . . . . . . . . . . . . . . . . 26
     11.1 Notices. . . . . . . . . . . . . . . . . . . . . . . 26
     11.2 Efforts to Conclude Transaction. . . . . . . . . . . 27
     11.3 Governing Law. . . . . . . . . . . . . . . . . . . . 27
     11.4 Termination of Representations and Warranties. . . . 27
     11.5 Entire Agreement . . . . . . . . . . . . . . . . . . 27
     11.6 Counterparts . . . . . . . . . . . . . . . . . . . . 27
     11.7 Reliance on Headings, Etc. . . . . . . . . . . . . . 27
     11.8 Binding Effect and Assignment. . . . . . . . . . . . 27

               AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION, dated February 2, 1996, is by and among INDEPENDENT BANK CORPORATION, a Michigan corporation ("IBC"), IBC INTERIM CO., a Michigan corporation ("NEWCO") and NORTH BANK
CORPORATION, a Michigan corporation ("NBC").

                             RECITALS

     IBC and NBC are bank holding companies, each of which is registered as such with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended ("BHCA"). NBC owns all the issued and outstanding shares of North Bank, a Michigan banking corporation (the "Bank"). IBC owns all of the issued and outstanding shares of NEWCO, which has been formed for purposes of effecting this transaction.

     The parties have agreed to a plan of reorganization pursuant to which NEWCO will be merged with and into NBC in accordance with the Michigan Business Corporation Act, as amended ("MBCA"), and in accordance with this Agreement and Plan of Reorganization (the "Agreement"), as a result of which NBC shall become a wholly-owned subsidiary of IBC. The transaction described in this Agreement is referred to as the "Merger."

     Accordingly, in consideration of the mutual agreements, provisions and covenants herein contained, the parties agree as follows:

                            ARTICLE I
                            THE MERGER

     Subject to the terms and conditions of this Agreement, including, without limitation, receipt of all requisite governmental and shareholder approvals, the Merger of NEWCO with and into NBC shall be carried out in the following manner:

     1.1 Adoption of Agreement. As soon as practicable after this agreement has been executed by NBC, IBC and NEWCO, NBC shall submit this Agreement to its shareholders for approval at a meeting properly called, noticed, and held for that purpose.

     1.2 Effective Date of Merger. Following the satisfaction or waiver of the conditions precedent set forth in Articles VI and VII of this Agreement, the parties shall, subject to the terms and conditions of this Agreement, execute, deliver and file a "Certificate of Merger" in the form and as required by the MBCA. The Certificate of Merger shall be executed on such date and at such place as may be mutually agreed by the parties or, in the absence of such agreement, on such date as either party determines upon (a) seven (7) days' written notice to the other party (the "Closing"), following the preparation of the consolidated financial statements of NBC as of the Final Statement Date (as defined in Section 1.9(c) below) by Crowe, Chizek and CompanyLLP, as required under Section 1.9(c), or (b) in the event NBC may exercise its rights under Section 1.9(d), three (3) days' written notice to the other party following the expiration of the Acceptance Period [as defined in Section 1.9(e)]. The "Effective Date of Merger" shall be the close of business on the date specified in the Certificate of Merger, which shall be not later than ten (10) days after the Closing.

     1.3 Merger of NEWCO into NBC. On the Effective Date of Merger, NEWCO shall be merged with and into NBC (each sometimes being referred to as the "Constituent Corporations" prior to the Merger), as a result of which the separate existence of NEWCO shall cease. NBC shall be the "Surviving Corporation" as a result of the Merger, and the effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the MBCA and this Agreement.

     1.4 Name. The name of the Surviving Corporation shall be "North Bank Corporation."

     1.5 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of NBC as in effect immediately prior to the Effective Date of Merger.

     1.6 Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of NBC as in effect immediately prior to the Effective Date of Merger.

     1.7 Directors. The directors of the Surviving Corporation shall be the persons who were directors of NEWCO immediately prior to the Effective Date of Merger.

     1.8 Officers. The officers of the Surviving Corporation shall be the persons who were officers of NEWCO immediately prior to the Effective Date of Merger.

     1.9  Manner and Basis of Converting Shares.  At the Effective Date of
Merger:

          (a) Each share of IBC Common Stock (as defined in Section 2.2) which is outstanding immediately prior to the Effective Date of Merger shall continue to be outstanding without any change.

          (b) Each share of the common capital stock of NEWCO which is outstanding immediately prior to the Effective Date of Merger shall be converted into and remain as outstanding shares of the Surviving Corporation, all of which will be owned by IBC.

          (c) Each share of NBC Common Stock (as defined in Section 3.2) which is outstanding immediately prior to the Effective Date of Merger and each outstanding Option Share (as defined in Section 3.2) shall be converted into the right to receive cash based on the Per Share Conversion Value of NBC Common Stock; provided that from the Per Share Conversion Value payable with respect to each outstanding Option Share, there shall be subtracted its respective exercise price. Subject to the conditions of this, the Per Share Conversion Value shall equal the Aggregate Conversion Value as of the Final Statement Date, divided by the sum of the total number of shares of NBC Common Stock and Option Shares outstanding. The Aggregate Conversion Value shall equal (a) 1.52 multiplied by the sum of (i) NBC's common stock, surplus and retained earnings, (excluding any adjustment pursuant to FASB 115 for unrealized losses on securities available for sale), (ii) any unrealized gains on securities available for sale, net of federal income taxes, and (iii) the compensation payable under the Kintner Agreement (as defined in Section 3.10), net of federal income taxes; plus (b) the aggregate exercise prices of the Option Shares; and less (c) the compensation payable under the Kintner Agreement, net of federal income taxes. The Final Statement Date shall be the last day of the month in which the last of all required regulatory and shareholder approvals and consents shall be obtained but which may precede the expiration of any statutory waiting periods. The Per Share Book Value of NBC Common Stock shall be determined by application of the same accounting principles and rules applied by Crowe, Chizek and Company LLP in auditing the financial statements of NBC for the period ended December 31, 1994.

          (d) If the Per Share Conversion Value of NBC Common Stock as of the Final Statement Date is less than $32.50, then NBC shall have the right, at any time, by written notice to IBC prior to 5:00 p.m. Hale, Michigan time on the fifth day following the preparation of the consolidated financial statements of NBC as of the Final Statement Date (the "Exercise Period"), either to (i) proceed with the Merger on the basis of the Per Share Book Value, or (ii) request IBC (the "Request") to establish the Per Share Conversion Value at $32.50 (the "Adjusted Per Share Conversion Value"). The failure of NBC to deliver timely written notice of its election under this Section 1.9(d) shall be deemed an election under
     (i) hereof.

          (e) If IBC receives a Request under Section 1.9(d)(ii), IBC shall either accept or decline the Adjusted Per Share Conversion Value by delivering written notice of its decision to NBC at or before 5:00 p.m. Hale, Michigan time on the fifth day after receipt of the Request (the "Acceptance Period"). If IBC accepts the Adjusted Per Share Conversion Value within the Acceptance Period, this Plan of Merger shall remain in effect in accordance with its terms except that the Adjusted Per Share Conversion Value shall be used. If IBC declines the Adjusted Per Share Conversion Value within the Acceptance Period or fails to deliver written notice of its decision to accept or decline the Adjusted Per Share Conversion Value within the Acceptance Period, the Merger shall be abandoned and this Agreement shall thereupon terminate.

     1.10 Cessation of Shareholder Status. As of the Effective Date of Merger, (a) holders of certificates which represented shares of NBC Common Stock which were outstanding immediately prior to the Effective Date of Merger (hereinafter called "Old Certificates") shall cease to be shareholders of NBC and shall have no rights as NBC shareholders, and (b) holders of Options shall cease to have the right to acquire any securities of NBC or IBC ("Old Options"). Such Old Certificates and Option Shares shall represent solely the right to receive cash as provided in this Plan of Merger.

     1.11 Surrender of Old Certificates and Old Options. After the Effective Date of Merger, Old Certificates and Old Options shall be exchangeable by the holders thereof for cash to which such holders shall be entitled in the following manner:

          (a)  As soon as practicable and in any event not later than twenty
     (20) days after the Effective Date of Merger, IBC shall send or cause to be sent to each holder of Old Certificates and Old Options of record as of the Effective Date of Merger transmittal materials for use in exchanging that holder's Old Certificates and/or Old Options for cash, based on the Per Share Conversion Value, provided that the per share exercise price payable for the exercise of an Option Share shall be deducted from the Per Share Conversion Value. The transmittal materials will contain instructions with respect to the surrender of Old Certificates.

          (b) As soon as practicable after the transmitted documents are returned to IBC and in any event not later than fifteen (15) days thereafter, IBC shall issue and deliver payment by corporate check, payable to the name and to the address of the holder of record as appears on NBC's stock records as of the Effective Date of Merger or in such other name or to such other address as may be specified by the holder of record in transmittal documents received by IBC; provided, that with respect to each NBC shareholder, IBC shall have received all of the Old Certificates held of record by that shareholder, or an affidavit of loss and indemnity agreement for such certificate or cer-tificates, together with properly executed transmittal materials, and executed Forms W-9; provided further, that such certificates, transmittal materials, indemnity agreements and affidavits are in a form and condition acceptable to IBC.

          (c) On or after the Effective Date of Merger there shall be no transfers on the stock transfer books of NBC, NEWCO or IBC of the shares of NBC Common Stock which were issued and outstanding immediately prior to the Effective Date of Merger. If, after the Effective Date of Merger, Old Certificates are properly presented to IBC, they shall be canceled and exchanged for payment of the cash amount determinable under and as provided in this Agreement.

                            ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF IBC

     Except as otherwise set forth in the IBC disclosure statement ("IBC Disclosure Statement") previously delivered to NBC, IBC represents and warrants to NBC that:

     2.1 Organization and Good Standing. IBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power to carry on its business substantially as it is now being conducted.

     2.2 Capitalization. IBC has authorized capital of 14,000,000 common shares, par value $1.00 per share ("IBC Common Stock"), and 200,000 shares of preferred stock, without par value. No shares of preferred stock are issued or outstanding. All of the issued and outstanding shares of IBC Common Stock are validly issued, fully paid and not subject to assessment. There are no warrants, options, contracts or rights outstanding for the purchase of any additional shares of IBC except as reflected in the notes to IBC's consolidated financial statements for the year ended December 31, 1994, and contemplated by IBC's Automatic Dividend Reinvestment and Stock Purchase Plan, its various stock option plans and Incentive Share Grant Plan.

     2.3 Subsidiaries. IBC is the owner of all of the outstanding capital shares of Independent Bank, Independent Bank West Michigan, Independent Bank South Michigan, and Independent Bank East Michigan, all Michigan banking corporations. There are no outstanding subscriptions, options, warrants, rights to acquire, or any other agreements pertaining to the capital stock of the foregoing subsidiaries of IBC.

     2.4 Authorizations. The execution, delivery and performance of this Agreement have been duly and validly authorized by IBC and NEWCO and their respective Boards of Directors, and do not violate or conflict with IBC's Articles of Incorporation, Bylaws or any court order or decree to which it or any of its subsidiaries is a party or subject to, or by which IBC or any such subsidiary is bound. No vote of the shareholders of IBC is required in order to authorize this Agreement on behalf of IBC. The execution and performance of this Agreement do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which IBC or any of its subsidiaries is bound. This Agreement, when executed and delivered, will be a valid, binding and enforceable obligation of IBC. No consent, approval or authorization of any third party, other than the applicable regulatory authorities, is required for the consummation of the transactions contemplated by this Agreement.

     2.5 Financial Statements. The consolidated financial statements of IBC and its subsidiaries as of and for each of the two years ended December 31, 1994, as certified by IBC's independent accountants, KPMG Peat Marwick, and as of and for the nine months ended September 30, 1995, including all schedules and notes relating thereto, are correct and complete in all material respects, fairly present IBC's and its subsidiaries' financial condition and results of operations, on a consolidated basis, on the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied consistently throughout the periods indicated (except as otherwise noted in said financial statements).

     2.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated balance sheet of IBC and its subsidiaries as of December 31, 1994, and the notes thereto, to the best of IBC's knowledge, IBC and its subsidiaries, on a consolidated basis, had no material liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature and amount required to be reflected in such balance sheet, or the notes thereto, in accordance with generally accepted accounting principles.

     2.7 Loan Guarantees and Loss Reserves. To the best of its knowledge, all material guarantees of indebtedness owed to IBC's subsidiary banks, including, but not limited to, those of the Federal Housing Administration, the Small Business Administration and other federal agencies, are valid and enforceable in accordance with their respective terms. To the best of IBC's knowledge and belief, its subsidiary banks' allowances for loan losses reflected in IBC's September 30, 1995, consolidated financial statements were adequate to meet all loan losses then reasonably anticipated based upon the facts and circumstances known as of that date.

     2.8 Litigation. There are no legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to its knowledge, expressly threatened before any court or administrative body specifically involving IBC or any of its subsidiaries or any of their properties or capital stock that would have a material adverse effect on IBC and such subsidiaries or their assets, operations or earnings on a consolidated basis or the transaction proposed by this Agreement. IBC is not subject to or in default with respect to, nor are any of its assets subject to, any outstanding judgment, order or decree of any court, governmental agency or instrumentality that may have a material adverse effect on IBC.

     2.9 Complete Information. Neither this Plan of Merger nor any schedule, statement, list, certificate or other information furnished or to be furnished by IBC in connection with this Agreement contains, or will contain any untrue statement of a material fact or omits or will omit, to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     2.10 Governmental Regulation. IBC and its subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of their respective businesses. To the best of IBC's knowledge, IBC and its subsidiaries have conducted their respective businesses so as to comply in all material respects with applicable federal, state and local statutes, regulations, ordinances or rules, particularly, but not by way of limitation, applicable banking laws, federal and state securities laws, and laws and regulations concerning truth in lending, usury, fair credit reporting, equal credit opportunity, community reinvestment, redlining, loan insurance and guarantee programs, privacy, trade practices, consumer protection, occupational safety, civil rights, age discrimination in employment, employee benefits, labor relations, fair employment practices and fair labor standards.

     2.11 Taxes. IBC has filed with appropriate federal, state and local governmental agencies all tax returns and tax reports required to be filed, and has paid in full all taxes and assessments shown to be due or claimed to be due (together with all interest, penalties and deficiencies assessed
       in connection therewith).  Such returns and reports were correct in all material respects when and as filed or amended. IBC is not, as a taxpayer, a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against IBC as a taxpayer. IBC as a taxpayer has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax.

     2.12 Payment of Consideration. IBC has the financial capacity to obtain, prior to the Effective Date of Merger, funds in an amount sufficient to cause the payment, in full, of the consideration payable to the holders of NBC Common Stock and Option Shares under Section payable to 1.9(c) of this Agreement.

     2.13 "Material" Defined. Except where the context otherwise indicates, the term "material" as applied to IBC and its subsidiaries refers to IBC and its subsidiaries on a consolidated basis, considering IBC and its subsidiaries and their assets and businesses as a whole.

                           ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF NBC

     Except as otherwise set forth in the NBC disclosure statement ("NBC Disclosure Statement") which shall be delivered to IBC within thirty (30) days following the date of execution of this Agreement, NBC represents and warrants to IBC that:

     3.1 Organization and Good Standing. NBC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan, with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted. The character of the properties owned or leased by NBC and/or the Bank and the nature of the business transacted by each do not require that NBC or the Bank be qualified to do business in any other jurisdiction.

     3.2 Capitalization. The authorized capital stock of NBC consists of 4,500,000 shares of common stock, no par value (the "NBC Common Stock"), of which, at December 31, 1995, 482,040 shares were legally issued and outstanding, fully paid, and not subject to assessment. At November 30, 1995, there were outstanding options (the "Options") providing for the purchase of 9,154 shares of NBC Common Stock (the "Option Shares"). None of the Options may be exercised prior to closing, but shall be subject to conversion as provided in Section 1.9(c) above. Except for the outstanding Options and the stock purchase rights under NBC's Shareholder Rights Agreement, which shall be terminated prior to the Final Statement Date, there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of NBC, or agreements to which NBC is a party or by which it is bound to issue capital stock.

     3.3 Subsidiaries. NBC is the owner of all of the issued and outstanding capital stock of the Bank. The Bank is duly organized, validly existing, and in good standing under the laws of the State of Michigan. NBC owns and holds good and marketable title to all of the issued and outstanding capital stock of Bank free and clear of all liens and encumbrances. There are no outstanding subscriptions, options, warrants, rights to acquire, or any other agreements pertaining to the capital stock of the Bank. Except as provided below in this
Section 3.3, NBC and Bank do not own, except for such interests held in the ordinary course of the business of the Bank, directly or indirectly, any convertible debt, equity or other proprietary interest in any corporation, joint venture, partnership, entity, association or other business, other than the ownership of the capital stock of Bank by NBC. The Bank is the owner of all of the issued and outstanding capital stock of First Central Mortgage Corporation, a Michigan business corporation. First Central Mortgage Corporation is duly organized, validly existing and in good standing under the laws of the State of Michigan, and Bank owns and holds good and marketable title to all of the issued and outstanding capital stock of First Central Mortgage Corporation free and clear of all liens and encumbrances, and there are no outstanding subscriptions, options, warrants, rights to acquire, or any other agreements pertaining to the capital stock of First Central Mortgage Corporation.

     3.4 Authorizations. The execution, delivery, and performance of this Agreement by NBC have been duly and validly authorized and approved by all necessary corporate action and, when executed and delivered, this Agreement shall be legally binding on and enforceable against NBC in accordance with its terms, subject to the adoption of this Agreement by the shareholders of NBC. The execution and delivery of this Agreement do not, and the consummation of the Merger will not, violate NBC's Articles of Incorporation or Bylaws, nor will the consummation of the Merger result in any breach, violation or default, or result in the acceleration of the performance of any material obligations of NBC or the Bank, under any judgment, decree, mortgage, agreement, indenture, or other instrument applicable to NBC or Bank. No consent, approval or authorization of any third party, other than the shareholders of NBC and the applicable regulatory authorities, is required for the consummation of the transactions contemplated by this Agreement.

     3.5 Financial Statements. The consolidated financial statements of NBC as of and for each of the two years ended December 31, 1994, as audited by NBC's independent accountants, Crowe, Chizek and CompanyLLC, and the consolidated financial statements of NBC as of and for the nine months ended September 30, 1995, including all schedules and notes relating to such statements, previously delivered to IBC, are correct and complete in all material respects. These statements fairly present NBC's financial condition and results of operations, on a consolidated basis, on the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied consistently throughout the periods indicated (except as otherwise noted in such financial statements). The consolidated reports of condition and income ("Call Reports") of the Bank for each of the five years ended December 31, 1994, and for the nine months ended September 30, 1995, including all schedules and notes relating thereto, are correct and complete in all material respects, fairly present the Bank's financial condition and results of operations for the dates and the periods indicated, and have been prepared in accordance with Call Report instructions on a consistent basis.

     3.6 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated balance sheet of NBC and Bank as of September 30, 1995, and the notes thereto, neither NBC nor Bank had, as of such date, material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise), of a nature and amount required to be reflected in such consolidated balance sheet, or the notes thereto, in accordance with generally accepted accounting principles. NBC does not know or have any reason to believe there is or will be any basis for the assertion against it or Bank of any liability or obligation of any nature or any amount not fully reflected or reserved against in such balance sheet which would have a material adverse effect on NBC or Bank.

     3.7 Loan Guarantees and Loss Reserves. All material guarantees of indebtedness owed to the Bank, including, but not limited to, those of the Federal Housing Administration, the Small Business Administration and other federal agencies, are valid and enforceable in accordance with their respective terms. The Bank's allowance for loan losses reflected in its September 30, 1995, Call Report was adequate to meet all loan losses then reasonably anticipated.

     3.8 Litigation. There are no legal, quasi-judicial or administrative proceedings or investigations of any kind or nature now pending before any court, administrative body or governmental agency specifically involving NBC or Bank as a subject or party or any of their properties or capital stock that would have a material adverse effect on NBC or Bank or their assets, operations or earnings or the transaction proposed by this Agreement, and NBC is not aware of any expressed threat of any such proceeding or investigation. To the Knowledge of NBC, the execution of this Agreement will not cause or give reason for cause for the initiation of any legal or administrative proceeding that may have the effect of challenging the consummation of the transactions contemplated herein. Neither NBC nor Bank is subject to or in default with respect to, nor are any or their assets subject to, any outstanding judgment, order or decree of any court or governmental agency or instrumentality that would have a material adverse effect on NBC or Bank.

     3.9  Conduct.  Neither NBC nor Bank has, since December 31, 1994:
(a) experienced any material adverse change in financial condition, assets, liabilities or business other than those generally affecting banks in Michigan in substantially the same manner and to substantially the same relative extent; (b) conducted its business or entered into any material transaction otherwise than in the ordinary course, or incurred or become subject to any material liabilities or obligations except current liabilities incurred in the ordinary course of business; (c) suffered any union organizational efforts or labor trouble, or any event or condition of any character materially and adversely affecting its business or prospects not generally affecting banks in Michigan in substantially the same manner and to substantially the same relative extent; (d) paid, other than in the ordinary course of business, any material obligation or liability other than those shown on the December 31, 1994, financial statements or incurred after the date thereof in the ordinary course of business; (e) mortgaged, pledged or subjected to lien, charge or other encumbrance any material assets, or sold or transferred any such material assets, except in the ordinary course of business; (f) made or permitted any amendment or termination of any material contract to which either is a party, except for the expiration of contracts at the end of their term and termination of contracts which are terminable by either party without any fault or omission on the part of NBC or Bank; (g) issued or sold any of its bonds, debentures or other similar corporate capital debt obligations;
(h) declared or set aside or paid any dividend or other distribution in respect of its capital shares or, directly or indirectly, purchased, redeemed or otherwise acquired any such shares; or (i) except for pay increases which have been consistent with established past practice or seniority, granted any increase in the salary or bonus payable, or to be payable, to any officer, director or holder of 5 percent or more of NBC Common Stock, or any spouse, child, parent or sibling of any such person, or to any employee whose annual rate of salary and bonus at December 31, 1994, exceeded $20,000.

     3.10 Brokerage Fees. Neither NBC nor the Bank has employed any broker or finder in connection with the transactions contemplated by this Agreement, and neither has any express or implied agreement with any person or company relative to commissions or finder's fees as to such transactions except the additional compensation payable under its employment agreement with Gene O. Kintner (the "Kintner Agreement").

     3.11 Complete Information. Neither this Agreement nor any schedule, statement, list, certificate or other written information furnished or to be furnished by NBC in connection with this Agreement contains or will contain any untrue statement by NBC of a material fact or omits or will omit to state a material fact necessary to make any material statements made by the NBC contained herein or therein, in light of the circumstances in which they are made, not misleading.

     3.12 Title to Properties. NBC and Bank each own all of the property and assets reflected in the audited, consolidated balance sheet of NBC and the Bank as of December 31, 1994, free of any material liens and encumbrances, except as noted therein, and except for changes incurred thereafter in the ordinary course of business, which changes are not in the aggregate material to the business of either NBC or the Bank. NBC and the Bank each have good and marketable title to all material properties and assets acquired after December 31, 1994, free of all liens and encumbrances, except for purchase money security interests and except for assets disposed of or encumbered in the ordinary course of business. Neither NBC nor the Bank has received notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to their respective operations or properties.

     3.13 Governmental Regulation. NBC and Bank hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of their respective businesses. To the Knowledge of NBC, NBC and Bank have: (a) conducted their respective businesses so as to comply in all material respects with all applicable federal, state and local statutes, regulations, ordinances or rules, particularly, but not by way of limitation, applicable banking laws, federal and state securities laws, and laws and regulations concerning truth-in-lending, usury, fair credit reporting, equal credit opportunity, community reinvestment, redlining, loan insurance and guarantee programs, privacy, trade practices, consumer protection, occupational safety, civil rights, age discrimination in employment, employee benefits, labor relations, fair employment practices and fair labor standards; and (b) complied with all filing and reporting requirements of the BHCA, the MBCA, the Michigan Banking Code of 1969, as amended, and the Federal Deposit Insurance Corporation Act, as amended, and the respective rules and regulations promulgated under such laws. The policies concerning hours worked by, and payments made to, employees of NBC and Bank have not been in material violation of the Fair Labor Standards Act or any other applicable laws dealing with such matters.

     3.14 Taxes. NBC has filed with all appropriate federal, state and local governmental agencies, all tax returns and tax reports required to be filed, and has paid in full all taxes and assessments shown to be due or claimed to be due (together with all interest, penalties and deficiencies assessed in connection therewith). Such returns and reports were correct in all material respects when and as filed or as amended. NBC as a taxpayer has not executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any federal tax. NBC has not as a taxpayer been a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against NBC as taxpayer.

     3.15 Employee Benefit Plans and Other Employee Matters. The NBC Disclosure Statement includes a list of all of the "pension" and "welfare" benefit plans (within the respective meanings of Sections 3(2) and 3(1) of ERISA), maintained by, or to which either NBC or Bank has made payments or contributions, with respect to their respective employees (the "Employee Benefit Plans"), together with a list of any such plans terminated since September 1, 1974, or merged into or consolidated with any of the current Employee Benefit Plans. The NBC Disclosure Statement includes copies of the most recent actuarial reports prepared for NBC and Bank as to each Employee Benefit Plan for which such report is prepared (the "Actuarial Report"), together with copies of the annual reports on Form 5500 for the past three years. NBC and Bank are in compliance with all material provisions of ERISA and all other provisions of the Code, including without limitation Sections 401 through 501 of the Code, insofar as such provisions apply to the Employee Benefit Plans. To NBC's Knowledge, no reportable event as defined by Section 4043 of ERISA has occurred with respect to any Employee Benefit Plan subject to Title IV of ERISA. The Bank has terminated the North Bank Employees' Pension Plan (formerly the Farmers & Merchants State Bank of Hale Employees' Pension Plan) as of December 15, 1995, in a "standard termination" [as provided in ERISA Section 4041(b)], and as a result of such termination, neither the Bank nor NBC has or will incur any liability to the Pension Benefit Guaranty Corporation. No other Employee Benefit Plan has been terminated since September 1, 1974, and no such Employee Benefit Plan has been involved in any prohibited transaction or transaction subject to an excise tax under ERISA or the Code. There would be no liability incurred by NBC or Bank under Title IV of ERISA if any Employee Benefit Plan were terminated as of the date of this Agreement. Neither NBC nor Bank has sought or obtained from the Internal Revenue Service any waiver of standard funding
       requirements under any Employee Benefit Plan during the past five years. All payments due from NBC or Bank on account of Employee Benefit Plans and employee health and welfare insurance have been paid or accrued as a liability on the books of NBC and all severance payments which are or were due under the terms of any agreement, oral or written, have been paid or accrued as a liability on the books of NBC.

     3.16 Environmental Liability. There are no material actions, suits, investigations, liabilities, inquiries or other proceedings, rulings, orders or citations involving NBC or Bank, or any of their material assets, pending or, to the Knowledge of NBC, threatened as a result of any failure of NBC or Bank, or any predecessors thereof, to comply with any requirement of federal, state, local or foreign law, civil or common, or regulation relating to air, water, soil, solid waste management, hazardous or toxic substances, or the protection of health or the environment, nor is there, to the knowledge of NBC after reasonable investigation, any factual basis for any of the foregoing. None of the property owned or leased by NBC or Bank is, to the knowledge of NBC after reasonable investigation, contaminated with any waste or hazardous substances. To the Knowledge of NBC, neither NBC nor Bank may be deemed to be an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates, or disposes of a "hazardous substance," as those terms are defined in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A. Section 9601 et seq.

     3.17 Absence of Material Adverse Change. Since December 31, 1994, there has not been any material adverse change in the consolidated financial condition or business of NBC. Between December 31, 1995, and the date of this Agreement, no facts or circumstances (other than results contemplated by this Agreement) have been discovered from which it reasonably appears that there is a significant risk that there will occur a material adverse change in the consolidated financial condition or income of NBC.

     3.18 Leases. All material leases pursuant to which either NBC or Bank is a party are valid, effective and enforceable in accordance with their respective terms, and there is not, under any of such leases, any existing default or any event which, with notice or lapse of time or both, would constitute a default, nor do any of such leases contain a prohibition against assignment by NBC or any other provision which would preclude IBC from occupying and using the leased premises for the same purposes and upon the same rental and other terms as are applicable to the occupation and use by NBC. A true copy of each material lease to which NBC or Bank is a party is included in the NBC Disclosure Statement.

     3.19 Contracts. Except as to contracts and agreements listed or described in the NBC Disclosure Statement as of the date of this Agreement and at the Effective Date of Merger, neither NBC nor Bank is, or will be, a party to (in its own name or as successor in interest to any predecessor) or bound by any material written or oral: (a) employment, management or consult-ing contract or service agreement which by its terms NBC knows or should know is not terminable by the NBC or Bank on 30 days' notice or less without cost or penalty; (b) collective bargaining agreement with any labor or trade union or association or employee group; (c) bonus, pension, profit-sharing, retirement, stock option, stock purchase, hospitalization, insurance or other similar plan providing benefits for its employees; (d) lease, installment purchase agreement or other contracts with respect to any property (real, personal or mixed) used or proposed to be used in the operation of NBC or Bank; (e) contract or agreement for the purchase or disposition of materials, supplies, equipment or services; (f) instrument evidencing or relating to indebtedness for money borrowed or money to be borrowed or creating any lien or security interest in any real or personal property, excluding such instruments with customers relating to ordinary and customary banking transactions; (g) contract or agreement that by its terms requires the consent of any party thereto to the consummation of the transactions contemplated by this Agreement; (h) agreement not to compete in any line of business or any geographic area; (i) contract or agreement (or outstanding solicitation for bids) for capital expenditures in excess of $10,000; (j) any lease, indenture, note or other contract under which NBC or Bank is in material default; (k) any contract, except ordinary and customary banking relationships, with any executive officer, director, or holder of more than 5% of the outstanding stock of NBC; (l) any deferred compensation or severance pay agreement; or
(m) any other material agreement not made in the ordinary course of business. True and correct copies of all contracts and agreements listed or described in the NBC Disclosure Statement are attached to the NBC Disclosure Statement except to the extent described therein. NBC and Bank have in all material respects performed all material obligations required to be performed by each NBC and Bank to date and are not in material default under, and no event has occurred that, with the lapse of time or action by a third party, could result in a material default under any outstanding indenture, mortgage, contract, lease or other agreement to which NBC or Bank is a party or by which NBC or Bank or any of their respective material assets is bound.

     3.20 Duties as Fiduciary.   Bank, in its capacity as trustee, escrow
agent, executor, administrator, custodian, guardian, receiver or other fiduciary performed all of its material duties in accordance with all legal standards applicable to such duties whether imposed by contract, statute or common law.

     3.21 Insurance.   NBC and Bank have in effect insurance coverage on all
of their respective materials assets, properties, premises, operations and personnel in such amounts and against such risks and losses as NBC reasonably believes to be adequate and customary for the business conducted by NBC and Bank.

     3.22 Books and Records. NBC's and Bank's respective minute books accurately reflect all material actions taken by their respective shareholders, directors, and committees of directors. The books, accounts and records of the NBC and Bank have been maintained in all material respects in a regular manner, and in compliance with all applicable laws.

     3.23 Stock Transactions. No officer or director of NBC, and no person related to any such officer or director by blood or marriage and residing in the same household, has since December 31, 1993, purchased or sold or caused to be purchased or sold any shares of NBC Common Stock of which such officer, director or related person is the record or beneficial owner as determined according to Regulation 13d-3 under the Securities Exchange Act of 1934.

     3.24 Disclosure of Deeds, Leases, Agreements, Etc. NBC has furnished to IBC as part of NBC's Disclosure Statement true copies of the following documents:

          (a) Deeds and Titles. Deeds or other relevant title documents relating to all real estate owned by NBC or Bank and a complete and correct list of all items of personal property which had a net, after depreciation, book value in excess of $15,000 as of December 31, 1994, reflected on the books and records of NBC and Bank as being owned (including those reflected in the balance sheet of NBC and Bank as of December 31, 1994, except as since disposed of in the ordinary course of business).

          (b) Lease Agreements. All leases pursuant to which NBC or Bank as lessee, leases real or personal property, excepting leases as to personal property under which the annual lease payments do not exceed $10,000 for the current term of the lease.

          (c) Agreements. (i) All contracts and agreements with respect to any real property used or proposed to be used in the operations of NBC or Bank which obligate NBC or Bank to make annual payments in excess of $10,000; (ii) all material data processing agreements, service agreements, consulting agreements, or any similar arrangements; (iii) all contracts or agreements for the purchase or disposition of equipment, supplies, or other personal property or the purchase of services which obligate NBC or Bank to make annual payments in excess of $10,000.

          (d) Insurance Policies. All material policies of insurance maintained by NBC and/or Bank with respect to their respective assets, properties, premises, operations and personnel, and copies of the most recent insurance audit, review or report, if any.

          (e) Articles of Incorporation and Bylaws. The Articles of Incorporation for each NBC and Bank, together with their respective Bylaws, as currently in effect.

          (f) Employee Benefit Plans. All Employee Benefit Plans and all other plans for the benefit of the employees of NBC and/or the Bank (including, without limitation, bonus, hospitalization, insurance or other similar plans), including amendments, together with the latest actuarial reports prepared for each employee benefit plan as to which actuarial reports have been prepared and the latest determination letter issued by the IRS with respect to each Employee Benefit Plan which is a qualified plan under Section 401(a) of the Code, as to which a determination letter has been issued and with respect to each amendment to each such plan as to which a determination letter has been issued.

     3.25 Shareholders of NBC. Schedule 3.25, attached hereto, accurately identifies the names and addresses of all the shareholders of NBC and holders of Options as of the date of said schedule and the number of shares of stock of NBC held by each shareholder. From the date hereof until the Effective Date of Merger, NBC shall notify IBC in writing of any change regarding any information contained in such schedule. NBC is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

     3.26 "Material" Defined. Except where the context otherwise indicates, the sum of $50,000 or a contract or transaction or series of similar transactions involving annual cash payments, values or amounts in excess of the sum of $50,000 shall be rebuttably presumed to be material with respect to NBC. Lesser sums, or contracts or transactions involving lesser sums, may or may not be material depending on their circumstances, but will be rebuttably presumed not to be material.

     3.27 Definition of "Knowledge." The term "Knowledge" shall mean actual awareness of a particular fact or other matter or awareness that an officer or director of an entity could reasonably be expected to obtain during the course of fulfilling and discharging his or her respective duties to the entity, and the Knowledge of a corporate entity is deemed to include actual knowledge of its officers and directors and information contained in the files and records of the entity, as well as information that could reasonably be expected to be attained in the course of a reasonable investigation of such matter.

                            ARTICLE IV
                 CERTAIN COVENANTS OF THE PARTIES

     4.1 Investigation. NBC shall permit, and shall cause Bank to permit, full access to its properties, books, and records at reasonable times, and shall cause NBC's and Bank's officers and employees to cooperate fully, for the purpose of permitting a complete and detailed examination of NBC and Bank by IBC and its officers, attorneys, accountants, and representatives. NBC shall furnish to IBC, upon request, any information requested respecting the property, assets, business, and affairs of NBC and Bank. Except as contemplated by this Agreement, IBC agrees to treat as strictly confidential, agrees not to make any business or competitive use, and agrees not to divulge to any other person (other than employees of, and attorneys and accountants for, IBC), any non-public financial statements, schedules, contracts, agreements, instruments, papers, documents, or other non-public information relating to NBC and Bank which it may come to know as a direct result of a disclosure by NBC or of Bank, or which may come into its possession as a result of and during the course of such investigation. If the transactions contemplated hereby are not consummated for any reason, IBC agrees to promptly return to NBC all written materials furnished to IBC by NBC and Bank in connection with such investigation.

     4.2 Conduct of Business Pending the Effective Date of Merger. From the date of this Agreement until the Effective Date of Merger, NBC agrees that, except as consented to in writing by IBC or otherwise provided in this Agreement, it shall and it shall cause Bank to:

          (a) Conduct its business and manage its property only in the usual, regular, and ordinary course, in substantially the same manner as heretofore conducted, and not make any substantial change to its methods of management or operation in respect of such business or property;

          (b) Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business;

          (c)  Make no change in its Articles of Incorporation or Bylaws;

          (d) Maintain its books, accounts, and records in the usual and regular manner, in accordance with generally accepted accounting principles consistently applied, and in material compliance with all applicable laws;

          (e) Make no change in the number of shares of its capital stock issued and outstanding (which shall include the prohibition of the exercise of any outstanding Options, the consideration for which shall be paid in the manner provided in Section 9(c) of this Agreement); grant no warrants, options, or commitments relating to its capital stock; and issue no securities convertible into its capital stock;

          (f) Maintain its property and assets in their present state of repair, order and condition, reasonable wear and tear excepted;

          (g) Use its best efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its customers and others having business relations with it;

          (h) Maintain and keep in full force and effect all fire and other insurance on its property and assets, all liability and other casualty insurance, and all bonds on personnel, presently carried by it;

          (i) Refrain from negotiating, soliciting, discussing with any third party, or entering into any agreement concerning any merger, consolidation, or the sale of any shares of NBC Common Stock or stock of the Bank or the sale of any assets of the Bank not in the ordinary course of business;

          (j) In a manner and at such times consistent with its past practices and applicable industry regulatory and accounting standards, charge off nonaccruing loans, classified loans and loans as to which collection is in doubt;

          (k) Make any and all such necessary provisions to maintain, as of the Final Statement Date and the Effective Date of Merger, an allowance for loan losses at the Bank not less than an amount equal to one and one tenth percent (1.1%) of the Bank's total loans at such dates, respectively, or such greater amount as management determines is appropriate based on past practice, past loan experience and applicable industry, regulatory and accounting standards;

          (l) Not increase the number of directors, fill any vacancy on the board of directors, or elect or appoint any person to an executive office;

          (m) Not: (i) increase or agree to increase the compensation payable to, or fringe benefits of, any officer, director, or employee, except as permitted under Section 3.9(i) of this Agreement; or (ii) introduce, change, or agree to introduce or change, any pension, profit-sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of its officers or employees;

          (n) Not enter into any employment agreement which is not terminable by it without cost or penalty upon 30 days' notice or less;

          (o) Not declare or pay any dividends, nor make any other distribution in respect of any shares of its capital stock, in liquidation or otherwise, except (i) for the payment of dividends by Bank to NBC in such amounts as are necessary to satisfy NBC's current obligations as they may be expected to become due; and (ii) provided that no dividends or any distribution in respect of any shares of its capital stock shall be made subsequent to the Final Statement Date and that NBC shall pay to its shareholders prior to the Final Statement date, dividends (i) at a rate of Fifteen Cents ($0.15) per share for each complete quarter year subsequent to December 31, 1995 and prior to the Final Statement Date, and (ii) at a rate equal to Fifteen Cents ($0.15) per share for any partial quarter year subsequent to December 31, 1995 and prior to the Final Statement Date, multiplied by a fraction, the numerator of which shall equal the total number of days in that quarter prior to the Final Statement Date and the denominator of which equals 90.

          (p)  Not borrow money except in the ordinary course of business;

          (q) Not sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets except in the ordinary course of business;

          (r) Not enter into, or commit to enter into, any agreement for trust, consulting, professional, data processing, or other services which is not terminable by it without penalty upon 30 days' notice or less, except as permitted by this Plan of Merger; and

         (s) Terminate any and all rights and obligations, without liability to NBC or the Bank, under NBC's Shareholder Rights Agreement.

     4.3 Shareholder Approval. Subsequent to the execution of this Agreement, NBC will, at a meeting of its shareholders duly called by its Board of Directors to be held as soon as practicable following the preparation and mailing of the Proxy Statement ("Shareholder Meeting"), present this Agreement for the adoption and approval of its shareholders.

                            ARTICLE V
                     GOVERNMENTAL FILINGS AND
                         OTHER AGREEMENTS

     5.1 Filings and Appeals. IBC shall have primary responsibility for preparation of all applications for regulatory approval of the Merger. NBC shall cooperate fully in the preparation of such applications and filings. IBC shall use its best reasonable and lawful efforts to procure the approvals from all regulatory agencies whose approval of the Merger is required. If there is an adverse or unfavorable action by any regulatory authority, or should the proposed Merger be challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedy shall be made by IBC after consultation with NBC, and IBC shall be fully responsible for the conduct of such appeal, review or other proceeding.

     5.2 Press Releases. Prior to the public disclosure or release of any information regarding the proposed Merger or any related matters, NBC and IBC shall consult with each other with respect to the form and substance of any press release or other public disclosure of matters related to this Agreement.

     5.3 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. IBC and NBC will use their best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

     5.4 Exchange of Financial Information. IBC shall deliver to NBC, and NBC shall deliver to IBC, copies of each quarterly consolidated financial statement prepared, and of each consolidated financial report or statement submitted to regulatory authorities, after the date of this Agreement until the Effective Date of Merger, as promptly after the preparation or submission thereof as practicable. Prior to the Effective Date of Merger, NBC and the Bank will have delivered to IBC, the consolidated financial statements of NBC and the Bank as of and for the period ending December 31, 1995, as audited by the independent certified public accountants then serving NBC.

                            ARTICLE VI
            CONDITIONS PRECEDENT TO IBC'S OBLIGATIONS

     All obligations of IBC under this Agreement are subject to the fulfillment (or waiver in writing by a duly authorized officer of IBC), prior to or at the Closing, of each of the following conditions:

     6.1 Renewal of Representations and Warranties. NBC's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing and, except as otherwise contemplated by this Agreement, shall then be true in all material respects. NBC shall have performed and complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by NBC prior to or at the Closing. IBC shall have been furnished with a certificate of appropriate officers of NBC, dated as of the date of the Closing, certifying to the Knowledge of such officers to the fulfillment of the foregoing conditions in such detail as IBC may reasonably request.

     6.2 Opinion of Legal Counsel. NBC shall have delivered to IBC the opinion of Bodman, Longley & Dahling, LLP, counsel for NBC, dated as of the date of the Closing and satisfactory to counsel for IBC, to the effect that:

          (a) NBC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. NBC has the corporate power to carry on the business of banking as a bank holding company registered as such under the BHCA;

          (b) This Agreement, the execution, delivery, and performance of this Agreement, and the consummation of the Merger by NBC have been duly authorized, approved, and adopted by all requisite corporate action of NBC's Board of Directors and its shareholders;

          (c) This Agreement constitutes valid and binding obligations of NBC in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies;

          (d) All such approvals, consents, authorizations, or modifications as may, to counsel's knowledge, be required to permit the performance by NBC of its obligations under this Agreement have been obtained;

          (e) The authorized capital stock of NBC consists of 4,500,000 shares of common stock, no par value, of which, as of the Closing, 482,040 shares are legally issued and outstanding, fully paid, and nonassessable and there exist outstanding Options for the purchase of 9,154 shares of NBC Common Stock. Other than the Options, to counsel's knowledge, there are no other outstanding subscriptions, options, warrants or rights to acquire any capital stock of NBC or agreements to which NBC is a party or by which it is bound to issue capital stock;

          (f) Bank is a banking corporation duly organized, validly existing, and in good standing under the Michigan Banking Code of 1969, as amended, and has the corporate power to carry on its business as and where it is now being conducted;

          (g) First Central Mortgage Corporation ("FCMC") is a corporation duly organized, validly existing, and in good standing under the laws of the state of Michigan. FCMC has the corporate power to carry on its business as and where it is now being conducted.

          (h) The consummation by NBC of the transactions contemplated by this Agreement will not, to counsel's knowledge, result in any material breach or violation of, or default under, any material judgment, decree, mortgage, agreement, indenture, or other instrument applicable to NBC or Bank;

          (i) Counsel does not know of any litigation, proceeding, or governmental investigation pending or threatened against or relating to NBC, Bank, or FCMC, or their respective properties or businesses, which challenges the transactions contemplated by this Agreement or which may result in any liability material to NBC, Bank, or FCMC on a consolidated basis, except as may be disclosed in such opinion; and

         (j) NBC owns and holds good and marketable title to all of the issued and outstanding stock of Bank free and clear of all liens and encumbrances, and the Bank owns and hold good and marketable title to all of the issued and outstanding stock of FCMC, free and clear of all liens and encumbrances.

     In rendering such opinion, counsel may rely as to certain factual matters on certificates of one or more officers of NBC, the Bank or FCMC and of public officials.

     6.3 Required Approvals. IBC shall have received: (i) all such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by NBC and IBC of their respective obligations under this Agreement and the consummation of the transactions contemplated herein; and
(ii) evidence of the requisite approval of the shareholders of NBC of this Agreement.

     6.4 Order, Decree, Etc. IBC shall not be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     6.5 Adequacy of Bank's Allowance for Loan Losses and Other Required Accruals. As of the Final Statement Date and Effective Date of Merger, (a) the Bank's allowance for loan losses shall be not less than an amount equal to one and one tenth percent (1.1%) of the Bank's total loans at such dates, respectively, or such greater amount as management determines appropriate based on past practice, past loan experiences and applicable industry, regulatory and accounting standards, and (b) all consulting, legal, accounting and related fees, paid or payable by NBC and/or Bank, or otherwise incurred by NBC and/or Bank, prior to or as of the Effective Date of Merger (including but not limited to the compensation payable under the Kintner Agreement and the fees related to the Fairness Opinion to be obtained by NBC, as described in Section 7.5 of this Agreement shall be incurred as liabilities of NBC as of the Final Statement Date.

     6.6 December 31, 1995, Financial Statement of NBC. IBC shall have received the audited consolidated financial statements of NBC and the Bank as of and for the period ending December 31, 1995, as audited by the independent certified public accounting firm then serving NBC.

     6.7 Shareholder Rights Agreement. NBC shall have terminated its Shareholder Rights Agreement without any liability to NBC, the Bank or any shareholder of NBC.

     6.8 MESC Form 1027. NBC shall have furnished to IBC a complete, accurate and executed copy of MESC Form 1027, Business Transferor's Notice of Unemployment Tax Liability and Rate, at least two (2) business days prior to the execution of this Plan of Merger.

     6.9 Legal Proceedings. No proceeding shall be pending which challenges or seeks to prevent consummation of the Merger or asserts liability against any director or officer of either party with respect to the Merger.

     6.10 NBC Disclosure Statement.  NBC have delivered to IBC, with thirty
(30) days following the execution of this Agreement, its Disclosure Statement, and IBC shall have approved of and agreed to the contents of such Disclosure Statement. IF IBC does not approve of NBC's Disclosure Statement, it shall so notify NBC within twenty (20) days following its receipt of the NBC Disclosure Statement.

                           ARTICLE VII
            CONDITIONS PRECEDENT TO NBC'S OBLIGATIONS

     All obligations of NBC under this Agreement are subject to the fulfillment (or waiver in writing by a duly authorized officer of NBC), prior to or at the Closing, of each of the following conditions:

     7.1 Renewal of Representations and Warranties. IBC's representations and warranties contained in this Agreement (as modified by the IBC Disclosure Statement) shall be deemed to have been made again at and as of the time of the Closing and, except as otherwise contemplated by this Agreement, shall then be true in all material respects. IBC shall have performed and complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by IBC, prior to or at the Closing. NBC shall have been furnished with a certificate of appropriate officers of IBC, dated as of the date of the Closing, certifying to the knowledge of such officers to the fulfillment of the foregoing conditions in such detail as NBC may reasonably request.

     7.2 Required Approvals. NBC shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by NBC of its obligations under this Agreement and consummation of the transactions contemplated herein, and shall have received the requisite approval of this Agreement by its shareholders contemplated in Section 4.3.

     7.3 Order, Decree, Etc. NBC shall not be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     7.4 Legal Proceedings. No proceeding shall be pending which challenges or seeks to prevent consummation of the Merger or asserts liability against any director or officer of either of the parties with respect to the Merger.

     7.5 Fairness Opinion. NBC shall have received opinions from Bank Advisory Group or another recognized financial expert, dated as near as reasonably practicable before the date the proxy materials are sent to NBC's shareholders for consideration and approval of this Plan of Merger, to the effect that the terms of the Merger and the compensation due under the Kintner Agreement are fair to NBC's shareholders from a financial point of view as of that date, and such opinion or opinions had not been subsequently withdrawn and shall have been reconfirmed in its entirety as of the Final Statement
Date ("Fairness Opinion").

                           ARTICLE VIII
                      ABANDONMENT OF MERGER

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date of Merger (notwithstanding the prior approval of the NBC shareholders) as follows:

     8.1 Mutual Consent. By mutual consent of the boards of directors of IBC and NBC.

     8.2 Effective Date of Merger. By either IBC or NBC if the abandoning party has used its best reasonable efforts to consummate the Merger and if the Effective Date of Merger shall not have occurred on or before July 31, 1996.

     8.3 Adverse Changes. By either IBC or NBC if there has occurred any change in the business, asset portfolio, financial condition, fixed or contingent liabilities or management of the other party that, in the reasonable opinion of the abandoning party, is materially adverse.

     8.4 Litigation. By either IBC or NBC if any material litigation shall be pending or threatened against or affecting the other party or any of their respective material assets, their directors or the Merger, provided such material litigation renders it inadvisable to proceed with the Merger in the reasonable judgment of the board of directors of the terminating party after consulting the other party.

     8.5 Misrepresentations. By either IBC or NBC if any warranty or representation made by the other party herein shall be discovered to be false in any material respect and such breach shall not have been cured within thirty (30) days following receipt of written notice of such breach, without material cost or damage.

     8.6 Breach of Covenants. By either IBC or NBC if the other party shall have committed any material breach of any covenant hereof which has not been or cannot be cured without material cost or damage within thirty (30) days following receipt of written notice to such party of such occurrence.

     8.7 Shareholder Approval. By either IBC or NBC if shareholder approval of this Agreement, as set forth in Section 4.3, shall not have occurred on or before May 31, 1996.

     Termination and abandonment pursuant to Sections 8.2, 8.3, 8.4, 8.5, or 8.6 may be affected at any time prior to the Effective Date of Merger by written notice by either IBC or NBC to the other, as the case may be, authorized and approved by resolution adopted by the board of directors of the party giving such notice. In the event of the termination and abandonment of this Agreement, it shall become null and void and of no effect, without liability on the part of IBC or NBC or the respective shareholders, directors or officers in respect hereof, except to the extent provided in Section 9.3.

                            ARTICLE IX
                             EXPENSES

     The costs and expenses (out-of-pocket and otherwise) incurred by the parties in connection with the transactions contemplated by this Agreement shall be borne as follows:

     9.1 IBC Expenses. IBC shall bear all fees and expenses of its counsel and accountants, and all other costs and expenses incurred by it in the preparation of this Agreement, its examination of NBC and Bank, and the preparation and filing of all applications for regulatory approval, and any appeals therefrom.

     9.2 NBC Expenses. NBC shall bear all fees and expenses of its counsel and accountants and all other costs and expenses incurred by it in the preparation of this Agreement, its examination of IBC, the furnishing of information or other cooperation to IBC in connection with the preparation
       of regulatory applications, and any appeals therefrom and its participation in the preparation and distribution of the proxy materials in connection with the Shareholder Meeting.

     9.3 Obligations Upon Breach. In the event that this Agreement shall terminate prior to the Effective Date of Merger by virtue of a breach set forth in Section 8.5 or Section 8.6 hereof and if such breach was intentional or due to the negligence of the breaching party, the party causing such breach agrees to reimburse the other party for all reasonable expenses incurred by such party in connection with the transactions contemplated by this Agreement. Otherwise, the sole remedy for breach shall be abandonment of this Agreement.

                            ARTICLE X
                       AMENDMENT AND WAIVER

     10.1 Amendment. NBC and IBC, by mutual consent of their respective boards of directors, may amend, modify or supplement this Agreement, in whole or in part, and in such manner as may be agreed upon by them in writing at any time before the adoption of this Agreement by the shareholders of NBC.

     10.2 Waiver. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by either party of any condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement.

                           ARTICLE XI
                             GENERAL

     11.1 Notices. All notices, requests, demands, consents and other communications hereunder shall be effective when delivered but only if in writing and delivered personally, by facsimile transmission or by registered or certified return receipt mail, postage prepaid, addressed as follows:

          If to NBC:

          North Bank Corporation
          114 North Washington
          Hale, Michigan 48739-0128
          Attn:  Mr. Gene O. Kintner, President & CEO
          Facsimile: 517-728-4217
          with a copy to:

          Lloyd Fell
          Bodman, Longley & Dahling LLP
          229 Court Street
          Cheboygan, MI  49721
          Facsimile: 616-627-2802

          If to IBC:

          Charles C. Van Loan, President and CEO
          Independent Bank Corporation
          230 West Main Street
          P.O. Box 491
          Ionia, Michigan 48846
          Facsimile: 616-527-5819

          with a copy to:

          Michael G. Wooldridge
          Varnum, Riddering, Schmidt & Howlett LLP
          P.O. Box 352
          Grand Rapids, Michigan 49501-0352
          Facsimile: 616-336-7000

or to such other address as the parties hereto may designate in writing as aforesaid. Delivery by facsimile shall be effective only if delivery is confirmed by the other party.

     11.2 Efforts to Conclude Transaction. Each party to this Agreement will use its best reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled prior to consummation of the Merger.

     11.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of Michigan, except as otherwise provided herein.

     11.4 Termination of Representations and Warranties. All representations, warranties and agreements of IBC and NBC contained in this Agreement shall expire with, and be terminated and extinguished by, the consummation of the transactions contemplated hereby on the Effective Date of Merger. This Agreement shall inure only to the benefit of the parties hereto and no other person shall have or derive any rights from any provision of this Agreement.

     11.5 Entire Agreement. This Agreement, and the documents described herein or attached or delivered pursuant hereto, set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements, and understanding related to the subject matter hereof.

     11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7 Reliance on Headings, Etc. The cover page, table of contents, article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.8 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of parties hereto and their respective successors and assigns; provided, that this Agreement may not be assigned by any party hereto without the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement.

     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

                              INDEPENDENT BANK CORPORATION

                              By /s/ Charles C. Van Loan
                                 Charles C. Van Loan,
                                 President and Chief Executive Officer


                              NORTH BANK CORPORATION

                              By /s/ Robert A. Burchfield
                                 Robert A. Burchfield
                                 Chairman of the Board

                              By /s/ Wilfred Holzheuer
                                 Wilfred Holzheuer, Director


                              IBC INTERIM CO.

                              By /s/ Charles C. Van Loan
                                 Charles C. Van Loan, President